<PAGE 1>
Exhibit 20.4
Page 1 of 3

Navistar Financial 1994-C Owner Trust
For the Month of January 1995
Distribution Date of February 21, 1995

Original Pool Amount                   $315,029,921.60

Beginning Pool Balance                 $299,440,328.15
Beginning Pool Factor                        0.9505139

Principal and Interest Collections:
  Principal Collected
    (Including Servicer Advance Repay)   $7,343,503.13
  Interest Collected                     $2,485,002.12

Additional Deposits:
  Repurchase Amounts                             $0.00
  Liquidation Proceeds/Recoveries           $17,510.43
Total Additional Deposits                   $17,510.43

Repos/Chargeoffs                            $89,289.62
Aggregate Number of Notes Charged Off                3

Total Available Funds                    $9,846,015.68

Ending Pool Balance                    $292,007,535.40
Ending Pool Factor                           0.9269200

Servicing Fee                              $249,533.61

Repayment of Servicer Advances                   $0.00

Reserve Account:
  Beginning Balance                     $18,042,899.75
  Target Percentage                              6.00%
  Target Balance                        $17,520,452.12
  Minimum Balance                        $6,615,628.35
  (Release)/Deposit                       $(522,447.63)
  Ending Balance                        $17,520,452.12

                                             Dollars        Notes
Delinquencies:
  Installments:
     1-30 days                            1,151,924.04        857
    31-60 days                              129,062.82        124
    60+ days                                 20,595.50         21

    Total                                 1,301,582.36        862

  Balances:
    60+ days                                570,408.97         21

Memo Item - Reserve Account

  Prior Month                           $17,966,419.69
  Invest. Income                             76,480.06
    Beginning Balance                   $18,042,899.75

<PAGE 2>
Exhibit 20.4
Page 2 of 3

Navistar Financial 1994-C Owner Trust
For the Month of January 1995

                                                              [--------------NOTES------------]
                                                                CLASS A-1
                                               TOTAL          (MONEY MARKET)       CLASS A-2         CERTIFICATES
Original
 Pool Amount Dist.:                       $315,029,921.60    $207,000,000.00     $97,000,000.00     $11,029,921.60
 Distribution Percentages                                            100.00%              0.00%              0.00%
 Coupon                                                               7.650%             8.000%             8.300%

Beginning Pool Balance                    $299,440,328.15
Ending Pool Balance                       $292,007,535.40

Collected Principal                         $7,361,013.56
Collected Interest                          $2,485,002.12
Charge-Offs                                    $89,289.62
Servicing                                     $249,533.61

  Total Collections Available
    for Debt Service                        $9,596,482.07

Beginning Balance                         $299,440,328.15    $191,410,406.55     $97,000,000.00     $11,029,921.60

Interest Due                                $1,943,198.30      $1,220,241.34        $646,666.67         $76,290.29
Interest Paid                               $1,943,198.30      $1,220,241.34        $646,666.67         $76,290.29
Principal Due                               $7,450,303.18      $7,450,303.18              $0.00              $0.00
Principal Paid                              $7,450,303.18      $7,450,303.18              $0.00              $0.00

Ending Balance                            $291,990,024.97    $183,960,103.37     $97,000,000.00     $11,029,921.60
Note/Certificate Pool Factor
 (Ending Balance/Original Pool Amount)                          0.8886961515       1.0000000000       1.0000000000

Total Distributions                         $9,393,501.48      $8,670,544.52        $646,666.67         $76,290.29

Interest Shortfall                                  $0.00              $0.00              $0.00              $0.00
Principal Shortfall                                 $0.00              $0.00              $0.00              $0.00
 Total Shortfall (required from Reserve)            $0.00              $0.00              $0.00              $0.00

Excess Servicing                              $202,980.59

Beginning Reserve Account Balance          $18,042,899.75
(Release)/Draw                               $(522,447.63)
Ending Reserve Account Balance             $17,520,452.12

Memo Item - Advances:
 Servicer Advances - Current Month             $50,558.14)
 Total Outstanding Servicer Advances        $2,047,906.00

<PAGE 3>
Exhibit 20.4
Page 3 of 3

Navistar Financial 1994-C Owner Trust
For the Month of January 1995

Trigger Events: A) Loss Trigger
                B) Delinquency Trigger

                                5                 4                 3                 2                 1
                             Dec 1994          Jan 1995          Feb 1995          Mar 1995          Apr 1995
Beg. Pool Balance        $315,029,921.60   $299,440,328.15

A) Loss Trigger:
Principal of Contracts
  Charged off                $158,086.15        $89,289.62
Recoveries                         $0.00        $17,510.43


Total Charged off
  (Months 5,4,3)             $247,375.77
Total Recoveries
  (Months 3,2,1)                   $0.00
Net Loss/(Recoveries)
  for 3 Mos.                 $247,375.77)(a)

Total Balance
  (Months 5,4,3)         $614,470,249.75(b)

Loss Ratio [(a/b)(12)]           0.4831%

Trigger:
  Is Ratio> 1.5%                      No


B) Delinquency Trigger:
  Balance delinquency
    60+ days                 $182,938.59       $570,408.97
  As % of Beginning
    Pool Balance                0.05807%          0.19049%
  Three Month Average           0.05807%          0.12428%

Trigger:
  Is Average> 2.0%                    No

  Navistar Financial Corporation



by:/s/R. W. CAIN
      R. W. CAIN
      Vice President and Treasurer